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                                                                      EXHIBIT 23



[LOGO]                         [KPMG LETTERHEAD]


The Board of Directors
Fairclough Homes Group Limited
Goldvale House
Church Street West                                      Our ref    djb/mb/37/001
WOKING
Surrey                                                  Contact   John Brighouse
GU21 1DJ                                                            01772 473664



29 June 1999



Dear Sirs:

We consent to the incorporation by reference in the registration statement (numbers 333-28229, 333-28229-01, 333-28229-02, 2-95271) on Form S-8,
registration statement 333-55717 on Form S-8 and in the registration statement (numbers 333-74185, 333-74185-01, 333-74185-02) on Form S-8 of our report dated
13 April 1999, with respect to the consolidated balance sheets of Fairclough Homes Group Limited and subsidiaries as of 31 December 1998 and 1997, and the related consolidated profit and loss accounts and cash flow statements for each year of the three year period ended 31 December 1998, which report appears in the Form 8-K/A-1 of Centex Development Company LP dated 29 June 1999.

Yours faithfully,


/s/ BILL ENEVOLDSON

Bill Enevoldson
Audit Director